UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission File Number)	(IRS Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Vincent R. Stewart to the Board of Directors

On July 7, 2022, the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin” or the “Company”) elected Vincent R. Stewart as a director of the Company, effective July 15, 2022. Mr. Stewart will serve on the Company’s Classified Business and Security Committee.

The Board of Directors determined that Mr. Stewart is an “independent director” in accordance with the New York Stock Exchange listing standards, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Company’s corporate governance guidelines.

Retired Lieutenant General Vincent R. Stewart, age 64, currently serves as a non-executive director of Ankura, a global business advisory and consulting company, where he served as chief inclusion and innovation officer from November 2021 until June 2022 and chief innovation and business intelligence officer from August 2020 until November 2021. Previously he served as Deputy Commander at U.S. Cyber Command, the nation’s unified combatant command for the cyberspace domain, from 2017 to 2019. Prior to that Mr. Stewart was the Director of the Defense Intelligence Agency from 2015 to 2017. Mr. Stewart retired from the United States Marine Corps in 2019 after more than 38 years of service. Mr. Stewart currently serves on the board of directors of KBR, Inc., a company that provides science, technology and engineering solutions to governments and companies, American Public Education, Inc., a leading educator to active-duty and military students, and ShoulderUp Technology Acquisition Corp., a blank check company formed for the purpose of effecting a business combination.

For his service on the Board of Directors, Mr. Stewart will receive the Company’s standard compensation for non-employee directors. A description of such standard compensation arrangement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2019 and incorporated herein by reference. Equity grants to Mr. Stewart will be made in accordance with the Lockheed Martin Corporation Amended and Restated Directors Equity Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2018 and incorporated herein by reference. Mr. Stewart is also eligible to defer up to 100% of his cash fees into the Lockheed Martin Corporation Directors Deferred Compensation Plan, as amended, a copy of which is filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and is incorporated herein by reference. Deferred amounts track the performance of investment options available under the Company’s employee deferred compensation plans or the Company’s common stock (with dividends reinvested), at the director’s election.

Mr. Stewart will also be covered by the Company’s standard indemnification agreement with directors which the Company enters into with all directors. A copy of the form of indemnification agreement is filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and is incorporated herein by reference.

A copy of the press release announcing the election of Mr. Stewart is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Lockheed Martin Corporation News Release dated July 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: July 12, 2022	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel